EXHIBIT INDEX


Exhibit
Number      Description
- -------     -----------

 21.64      Monthly Statement for September 1996

                        STATEMENT TO CERTIFICATEHOLDERS

    Security Pacific National Bank                  Current Collection Period:
                                                    01-August-96 to 31-August-96
    SPNB Home Equity Loan Asset Backed Securities   P & S Agreement Date:
    7.85% Class A Certificates, Series 1991-1       Original Settlement Date:
    8.85% Class B Certificates, Series 1991-1       Distribution Date:16-Sep-96

    Distribution to Holders of Class A Certificates (per Certificate with a $1,000 denomination)

 1.00i.   Amount Allocable to Class A Monthly Principal                 2.984539
     ii.  Amount of Class A Principal Shortfall                         0.000000
     iii. Carryover Class A Principal Shortfall After Such Distribution 0.000000

 2.00i.   Amount Allocable to Class A Monthly Interest                  0.127171
     ii.  Amount of Class A Interest Shortfall                          0.000000
     iii. Amount of Class A Carryover Interest Shortfall                0.000000
     iv.  Remaining Class A Carryover Interest Shortfall After          0.000000
          Such Distribution

    Distribution to Holders of Class B Certificates (per Certificate with a $1,000 denomination)

 3.00i.   Amount Allocable to Class B Monthly Principal                 0.000000

 4.00i.   Amount Allocable to Class B Monthly Interest                  7.375000
     ii.  Amount of Class B Interest Shortfall                          0.000000
     iii. Amount of Class B Carryover Interest Shortfall                0.000000
     iv.  Remaining Class B Carryover Interest Shortfall After          0.000000
          Such Distribution

 5.00i.   Ending Class A Certificate Principal Balance             11,472,907.66
     ii.  Ending Class A Principal Factor                              1.645557%

 6.00i.   Ending Class B Certificate Principal Balance             83,977,324.21
     ii.  Ending Class B Principal Factor                            100.000000%

 7.00i.   Ending Pool Balance                                      95,450,231.87
     ii.  Ending Pool Factor                                          12.218688%

 8.00i.   Amount of Voluntary Advances                                      0.00

 9.00i.   Number of Mortgage Loans 30 to 59 Days Delinquent                   85
     ii.  Percentage of Mortgage Loans 30 to 59 Days Delinquent            3.03%
     iii. Aggregate Principal Balances of Mortgage Loans 30 to 3,835,386.16 59 Days Delinquent
     iv.  Percentage of Principal Balances 30 to 59 Days Delinquent        4.02%
     v.   Number of Mortgage Loans 60 to 89 Days Delinquent                   19
     vi.  Percentage of Mortgage Loans 60 to 89 Days Delinquent            0.68%
     vii. Aggregate Principal Balances of Mortgage Loans 60 to        793,306.60
          89 Days Delinquent
     viii Percentage of Principal Balances 60 to 89 Days Delinquent        0.83%
     ix.  Number of Mortgage Loans 90 or More Days Delinquent                 24
     x.   Percentage of Mortgage Loans 90 or More Days Delinquent          0.86%
     xi. Aggregate Principal Balances of Mortgage Loans 90 or 1,364,909.74 More Days Delinquent
     xii. Percentage of Principal Balances 90 or More Days                 1.43%
          Delinquent

10.00i.   Aggregate Principal Balance of Mortgage Loans in                  0.00
          Foreclosure
     ii.  Number of Mortgage Loans in Foreclosure                             20
     iii. Book Value of Real Estate Acquired Through                2,354,000.00
          Foreclosure or Grant of a Deed

11.00     Class B Surety Bond Amount                               92,374,810.00
          (after giving effect to all distributions for such Distribution Date)